Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Inhibikase Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Type	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock(3)
	Equity	Preferred Stock(3)
	Debt	Debt Securities(3)
	Other	Warrants(3)
	Other	Units(3)(4)
	Unallocated (Universal) Shelf	—	457	(o)			$100,000,000	$92.70	$9,270.00	(5)
Fees Previously Paid	Equity	Common Stock
	Equity	Preferred Stock
	Debt	Debt Securities
	Other	Warrants
	Other	Units
	Unallocated (Universal) Shelf	—
Carry Forward Securities
Carry Forward Securities	—	—	—		—		—				—	—	—	—
Total Offering Amounts
Total Fees Previously Paid
Total Fees Offsets
Net Fee Due

(1)

This Registration Statement includes $100,000,000.00 of securities which may be issued by the Registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $100,000,000.00 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Also, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. For so long as the Registrant’s public float remains below $75,000,000, the Registrant will limit its issuance of securities in any twelve month calendar period to an aggregate market value (determined as of the time of issuance of that security) not in excess of one-third of the aggregate market value of all voting and non-voting common equity held by non-affiliates of the registrant in compliance with General Instruction I.B.6 of Form S-3.
(2)

Calculated pursuant to Rule 457(o) under the Securities Act. The amount and price are exclusive of accrued interest, if any, on the debt securities. The amount to be registered and proposed maximum aggregate offering price are not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)

Subject to footnote (1), there is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the Registrant’s stock that may be issued upon reclassification of unissued, authorized stock of the Registrant) as may be issued in exchange for or upon conversion of, as the case may be, the other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, such other securities.

(4)	Each unit consists of any combination of two or more of the securities being registered hereby.
(5)	Paid herewith.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	—	—	—		—						—
Rules 457(p)
Fee Offset Claims	—	—	—	—		—	—	—	—	—
Fee Offset Sources	—	—	—		—						—

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—